EXHIBIT 32

               Certification pursuant to 18 U. S. C. Section 1350
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10-QSB of InterActive Group, Inc. (the Company) for the quarterly period ending June 30, 2003, each of the following hereby certifies, in Accordance with U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that, to his knowledge the 10-QSB Report fully complies with
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.



/s/  Robert  J.  Stahl
----------------------
Robert  J.  Stahl
President,  Secretary
August  13,  2003



/s/  Carol  Flickinger
----------------------
Carol  Flickinger
Accounting  Manager
August  13,  2003


This certification accompanies this Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to InterActive Group, Inc. and will be retained by InterActive Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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